                                                                   EXHIBIT 10.23

                             LEASE FOR COMBINATION

                            OFFICE/WAREHOUSE SPACE

                                      AT

                          EAGLEVIEW CORPORATE CENTER

                                 BUILDING NO.

                          LANDLORD: THE HANKIN GROUP

                        TENANT: VIROPHARMA INCORPORATED

                               TABLE OF CONTENTS
                               -----------------


                                                                   Page

1.   LEASED SPACE AND PURPOSE.........................................1
2.   TERM.............................................................1
3.   RENT.............................................................3
5.   NEGATIVE COVENANTS OF TENANT; HAZARDOUS SUBSTANCES...............7
6.   LATE PAYMENT.....................................................9
7.   CONSTRUCTION OF LEASED SPACE....................................10
8.   TENANT'S ALTERATIONS............................................11
9.   MECHANIC'S LIENS................................................12
10.  CONDITION OF LEASED SPACE.......................................13
11.  COMMON AREA MAINTENANCE.........................................13
12.  ASSIGNMENT AND SUBLETTING.......................................14
13.  ACCESS TO LEASED SPACE..........................................15
14.  REPAIRS.........................................................15
15.  TERMINATION AND EXTENSION.......................................17
16.  SURRENDER OF LEASED SPACE.......................................17
17.  INDEMNIFICATION AND INSURANCE...................................18
18.  FIRE OR OTHER CASUALTY..........................................19
19.  CONDEMNATION....................................................21
20.  ESTOPPEL CERTIFICATES...........................................21
21.  DEFAULT.........................................................22
22.  REMEDIES........................................................22
23.  CONFESSION OF JUDGMENT FOR POSSESSION IN LIMITED
     CIRCUMSTANCE....................................................24
24.  WAIVER..........................................................25
25.  QUIET ENJOYMENT.................................................25
26.  FORCE MAJEURE...................................................25
27.  SUCCESSORS......................................................26
28.  LANDLORD'S LIABILITY............................................26
29.  SUBORDINATION...................................................26
30.  RULES AND REGULATIONS...........................................27
31.  GOVERNING LAW...................................................27
32.  SEVERABILITY....................................................27
33.  NOTICES.........................................................27
34.  BROKERS.........................................................28
35.  SIGNS...........................................................28
36.  SECURITY DEPOSIT; SECURITY
     INTEREST........................................................28
37.  USE OF INFORMATION IN
     ADVERTISING.....................................................30
38.  CAPTIONS........................................................30
40.  ACCESS TO THE LEASED SPACE AND COMMON AREAS.....................30

                                                                   Page
                                                                   ----

41.  ATTORNEY FEES...................................................30
42.  SELF-HELP.......................................................31
43.  MEMORANDUM OF LEASE.............................................31
44.  LANDLORD REPRESENTATIONS AND WARRANTIES.........................32
45.  RENEWAL OPTION..................................................34
46.  SPACE RESERVATION AND EXPANSION OPTION..........................36
47.  RIGHT OF  FIRST REFUSAL.........................................38
48.  RESTRICTION ON LEASING TO COMPETITORS...........................39
49.  CREDIT AGAINST LAND PURCHASE....................................39
50.  CHANGE TO CPI INDEX.............................................39
51.  CERTAIN COVENANTS REGARDING THE DECLARATION.....................39
52.  ADDITIONAL PERMITTED TITLE EXCEPTIONS...........................40
53.  SEWER CAPACITY ALLOCATION.......................................41
54.  CALCULATION AND REIMBURSEMENT OF UNAMORTIZED VALUE OF
     DIRECT PAYMENT PORTION..........................................41

Exhibits
--------

A - Description of Leased Space
B - Work Letter
C - Rider to Lease or Agreement of Sale Regarding Industrial Waste Discharge Within Eagleview Corporate Center
D - Rules and Regulations
E - Permitted Title Exceptions
F - Building Standard Specifications

                                     LEASE
                                     -----

          LEASE is made this 21st day of July, 1997 between THE HANKIN GROUP, a Pennsylvania general partnership ("Landlord"), with its office at Eagleview Corporate Center, 717 Constitution Drive, P.O. Box 562, Exton, Pennsylvania 19341, and VIROPHARMA INCORPORATED, a Pennsylvania corporation ("Tenant"), with its office at 76 Great Valley Parkway, Malvern, Pennsylvania 19355.

 1.  LEASED SPACE AND PURPOSE.
     ------------------------

     (a) Landlord hereby rents to Tenant 48,400 rentable square feet of space ("Leased Space") within the building to be constructed by Landlord at 405 Eagleview Boulevard ("Building"), also known as Lot 10 within the center ("Center" or "Eagleview Corporate Center") known as Eagleview Corporate Center, Route 100, Lionville, Uwchlan Township, Chester County, Pennsylvania. The location of the Leased Space within the Building is shown and outlined in red in the plan attached hereto as Exhibit "A". The Leased Space include all fixtures,
                            -----------
improvements, additions and other property installed therein at the Commencement Date (hereafter defined), or at any time during the term of this Lease (other than Tenant's movable personal property and trade fixtures), together with the right to use, in common with others, the parking lot and all other public portions of the Building and of the Center.

     (b) The Leased Space shall be used and occupied as a mixed-use facility consisting of general office space, warehouse space and laboratory space in connection with Tenant's Business (hereafter defined) and for no other purpose. For purposes hereof, Tenant's Business shall be deemed to be the development and commercialization of pharmaceutical products and research activities in connection therewith.

 2.  TERM.
     ----

     (a) The term of this Lease and Tenant's obligation to pay rent hereunder shall commence upon a date ("Commencement Date") which is the earlier of:

         (i)  the date when the Leased Space is "ready for occupancy"; or

         (ii) the date when Tenant shall take possession of the Leased Space other than to complete installation of Tenant's Work (as defined in the Work Letter),

     (b) The Leased Space shall be deemed "ready for occupancy" when Landlord has "Substantially Completed" the Landlord's Work described in the Work Letter
attached hereto as Exhibit "B" ("Work Letter").   "Substantial Completion" or
                   -----------
"Substantially Completed" shall mean such completion as shall enable Tenant to reasonably and conveniently use and occupy the Leased Space for the conduct of Tenant's Business. Substantial Completion shall be deemed to have been achieved even though minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the non-completion of which does not materially interfere with Tenant's use of the Leased Space, installation of finishing work or the conduct of Tenant's Business therein. In no event, however, shall Substantial Completion be deemed to have occurred prior to (A) the issuance of a permanent certificate of occupancy for the Leased Space by the municipality, and (B) the issuance of a certificate of substantial completion by Landlord's general contractor which is verified by Tenant's Consultant (as defined in the Work Letter); provided that any disagreement as to whether Substantial Completion has occurred shall be settled in the manner provided in the Work Letter. If the Commencement Date does not occur on or before the Target Date (hereafter defined), Tenant shall have the following rights:

          (i) Landlord shall be entitled to a fifteen (15) day grace period, such that if the Commencement Date occurs within fifteen (15) days after the Target Date, Tenant shall have no rights under subsections (ii) through (iv) below;

          (ii) If the Commencement Date occurs more than fifteen (15), but within forty-five (45) days after the Target Date, Tenant shall receive one (1) free day of Rent for each two (2) days within such period until the earlier of the end of such period or the Commencement Date;

          (iii) If the Commencement Date occurs more than forty-five (45) days, but within seventy-five (75) days after the Target Date, Tenant, in addition to the rent credit provided above in subsection (ii), shall receive one (1) free date of Rent for each day within such period until the earlier of the end of such period or the Commencement Date; and

          (iv) If the Commencement Date occurs more than seventy-five (75) days after the Target Date, (A) Tenant, in addition to the rent credit provided above in subsections (ii) and (iii), shall receive two (2) free days of Rent for each day from the beginning of such seventy-five (75) day period to the Commencement Date or (B) Tenant may elect to terminate this Lease, in which event neither party shall have any further rights or obligations hereunder except that the Security Deposit (hereafter defined) and Direct Payment Portion (as defined in the Work Letter) paid by Tenant shall be returned by Landlord to Tenant within thirty (30) days of such termination, and if not so paid, such unpaid amounts shall accrue interest at the Default Rate (hereafter defined) from the date of termination until paid in full. (The limitations set forth in Section 28 hereof shall not apply Landlord's liability for payment of the foregoing amounts.)

For purposes hereof, the Target Date shall be March 1, 1998 as such date may be extended by reason of "Tenant Delay" or "Change Orders" (as such terms are defined in the Work Letter) or "Force Majeure" (as defined in Section 26 below).

     (c) Tenant shall execute and deliver to Landlord a declaration of the Commencement Date upon presentation by Landlord prior to taking occupancy. The term ("Term") of this Lease shall end ten (10) years after the Commencement Date unless sooner terminated or renewed in accordance with this Lease; provided, however, that if the Commencement Date is not the first day of a calendar month, the Term shall extend to the last day of the calendar month which is ten (10) years after the Commencement Date occurs. The first ten (10) year period is sometimes referred to herein as "Initial Term."

 3.  RENT.
     ----

     (a)  Definitions.

          (i) Tenant and Landlord acknowledge and agree that the initial rentable area of the Building will be 48,400 square feet and that, subject to the terms and conditions of this Lease, Landlord may expand the rentable area of the Building to a maximum of 86,500 square feet. Until the expansion of the Building, the rentable area of the Building leased to Tenant will be 48,400 square feet and "Tenant's Proportionate Share" shall be 100%. Once expansion of the Building shall be undertaken, Tenant's Proportionate Share shall be adjusted in accordance with the ratio of Tenant's rentable area of the Building to the total amount of rentable area available in the Building, whether occupied or not.

          (ii) "Real Estate Taxes" shall mean all taxes and assessments levied, assessed or imposed at any time by any governmental authority upon or against the Building and the land upon which the Building is situate, and also any tax or assessment levied, assessed or imposed at any time by any governmental authority in connection with the receipt of income or rents from said Building or land to the extent that the same shall be in lieu of (and/or in lieu of an increase in) all or a portion of any of the aforesaid taxes or assessments upon or against the said Building and/or land. If, however, any assessment included within Real Estate Taxes is payable in installments extending beyond the term of this Lease, Tenant shall only be obligated to pay those installments coming due during the term of this Lease. "Real Estate Taxes" shall not include any penalty or interest as a result of Landlord's late payment. Landlord further agrees to make payment of Real Estate Taxes in a timely manner so as to take advantage of any applicable discount and to provide to Tenant copies of receipts for paid Real Estate Taxes not later than thirty (30) days after the Real Estate Taxes are due. Failure of Landlord to provide such receipts to Tenant shall permit Tenant to suspend payment of Tenant's Proportionate Share of Real Estate Taxes until such receipts are furnished to Tenant.

                At any time and from time to time during the term of this Lease, Tenant, at its expense, shall have the right to institute proceedings challenging the amount of Real Estate Taxes. Landlord agrees to reasonably cooperate with Tenant in connection therewith. Any refund awarded shall be reimbursed first to each party in proportion to the expenses incurred by such party in prosecuting such appeal, with any balance thereof next being refunded to Tenant in an amount equal to Tenant's Proportionate Share of (A) the balance of such award remaining after the foregoing cost reimbursements (B) multiplied by a fraction (1) the numerator of which shall be the number of days during the tax year for which the refund is awarded for which Tenant has paid Real Estate Taxes pursuant to this Lease and (2) the denominator of which is 365.

          (iii) "Operating Expenses" shall mean that part of any and all expenses reasonably and actually incurred by Landlord in connection with its ownership, maintenance and operation of the Building, the land upon which the Building is situate, excluding Real Estate Taxes and interest or amortization payments on any mortgage, but including, without limitation, electricity (other than as billed directly to tenants based on usage); insurance maintained on the

Building in accordance herewith; all direct and indirect labor costs; a management fee for Landlord's management of the relationships with contractors (other than the Association) providing yard and landscape maintenance, snow clearance and insurance required to be maintained hereunder if Landlord, upon request of Tenant, is able to place such insurance at more favorable premium rates than Tenant is able to obtain, which management fee shall not exceed four percent (4%) of the annual amount actually paid under such contracts ("Management Fee"); legal expenses; service contracts and supplies used in connection with the cleaning, operating, labor and maintenance of the common areas of the Building; all repairs required to be performed by Landlord as provided for in this Lease (other than "Landlord's Work" as defined herein); common area decoration, repairs and maintenance; snow removal; building supplies; all charges for the common areas of the Building for electricity and water, removal of trash, rubbish, garbage and refuse; the cost of operating an identification sign or signs for the Building; replacing of paving, curbs, walkways, directions or other signs; drainage; maintenance and monitoring of fire sprinkling systems (if any); the Building's proportionate share of common expenses owed to the Eagleview Corporate Center Association or its successor or any other similar entity which owns and maintains the common areas of the Center (collectively, "Association"); and such other expenses as Landlord may deem necessary and proper in connection with the operation and maintenance of the common areas of the Building, excluding any costs which under generally accepted accounting principles ("GAAP") are capital expenditures; provided, however, that Operating Expenses shall also include the annual amortization (over the anticipated useful life established in accordance with GAAP) of a capital
improvement falling within any of the following categories: (i)   a labor saving
device or improvement which is intended to reduce or eliminate any other component of Operating Expenses; (ii) an installation or improvement required by reason of any law, ordinance or regulation, which requirement did not exist on the date of this Lease and is generally applicable to similar buildings; (iii) an installation or improvement which directly enhances safety of tenants in the Building or Center generally. Landlord shall have the right to bill Tenant directly for any items of Operating Expenses which can be attributed directly to Tenant's use only.

          Notwithstanding any provision to the contrary, Operating Expenses shall not include:

               (A) any payments (such as salaries or fees) to the Landlord's executive personnel or in-house site managers except for the Management Fee;
               (B) depreciation or interest, except to the extent permitted above in connection with capital improvements;
               (C) mortgage or ground lease payments;
               (D) taxes on the Landlord's business (such as income, excess profits, franchise, capital stock, estate, inheritance) except to the extent same are in lieu of Real Estate Taxes or increases in Real Estate Taxes;
               (E) leasing commissions, broker's fees or legal fees incurred in connection with leases of space in the Building;

               (F) legal fees that do not directly benefit Tenant or the Building (provided that legal fees incurred in connection with leases of space in the Building or in enforcing tenant obligations shall not be deemed to benefit the Building);

               (G) costs to correct original construction defects or defective repairs or replacements hereinafter provided by or at the direction of Landlord;
               (H) costs of repairs covered by valid warranties;
               (I) expenses paid directly by a tenant for any reason (such as excessive utility use, direct utility consumption, damage for which such tenant is responsible);
               (J) costs for improving any tenant's space;
               (K) any repair or other work necessitated by condemnation, fire or other insured casualty;
               (L) any costs, fines and the like due to Landlord's violation of any law, governmental rule or authority;
               (M) refinancing costs;
               (N) costs for any conversion of the heating system to gas heat except to the extent such conversion is undertaken in an effort to reduce Operating Expenses and the cost thereof is treated in the same manner as a capital improvement;
               (O) costs paid to Landlord or its affiliates other than the Management Fee which exceed those reasonably charged in arms length transactions with third parties in the general area of the Building; and
               (P) services, benefits or both provided to some tenants but not to Tenant.

     (b) Tenant shall pay Landlord the minimum annual rent ("Minimum Annual Rent") during the Initial Term in the amounts set forth below, which annual amount shall be paid in equal monthly installments as set forth below on the first day of each calendar month in advance. The first monthly installment of Minimum Annual Rent shall be due on the Commencement Date. If the Commencement Date is not the first day of a calendar month, rent from the Commencement Date to the first day of the following month apportioned at the Minimum Annual Rent rate (based on a 365-day year) shall be paid. All rent shall be payable, in advance, and without prior notice or demand, at the address of Landlord set forth in the heading of this Lease or at such other place, or to such other person, as Landlord may from time to time direct in written notice to Tenant. During the Initial Term, Minimum Annual Rent for each lease year (being 12 months from the Commencement Date or anniversary thereof) shall be as follows:

              Rate per Rentable
 Lease Year      Square Foot     Annual Rent  Monthly Installment
 ----------      -----------     -----------  -------------------
     1             $11.38        $550,792.00       $45,899.33

     2             $11.88        $574,992.00       $47,916.00

     3             $12.38        $599,192.00       $49,932.67

    4-10           $13.38        $647,592.00       $53,966.00

In addition to the foregoing, Tenant shall pay all amounts when and as required in the Work Letter.

     (c) In addition, Tenant shall pay to Landlord as Additional Rent in equal monthly installments one twelfth (1/12) of Tenant's Proportionate Share of annual Real Estate Taxes and Operating Expenses, at the time of payment of each monthly installment of Minimum Annual Rent, based upon the most recent costs of Operating Expenses and Real Estate Taxes available. For the period from the Commencement Date until the issuance of a statement pursuant to subparagraph 3(d) below, such monthly installment shall be equal to $9,000.

     (d) Within ninety (90) days of the expiration of each calendar year Landlord shall furnish Tenant with a written statement of the actual Operating Expenses and Real Estate Taxes incurred for such year itemizing the expenses claimed by Landlord in reasonable detail. Within ten (10) days of the rendition of such statement, Tenant shall pay any amounts in excess of those collected pursuant to the payments on account of Real Estate Taxes and Operating Expenses pursuant to paragraph 3(c) hereof, and any overpayments shall be credited against the next installment(s) of rent due under this Lease or, at Tenant's option, refunded to Tenant. In the event the first and/or last years of the Term of this Lease shall not be full calendar years, then Tenant's obligation for Operating Expenses and Real Estate Taxes attributable to such years shall be pro rated. Tenant may, at its own cost and expense, after full payment of all sums due and owing, audit Landlord's books and records not more than once each year within sixty (60) days after Landlord's delivery of its annual statement of Operating Expenses, which books and records shall be maintained in accordance with GAAP. Notwithstanding the foregoing, if any said review of Landlord's books and records reveals that any item(s) were incorrectly included in Operating Expenses, Tenant shall have the right to inspect Landlord's books and records with respect to such items for each prior lease year and an adjustment, if any, shall be made in accordance herewith. If Tenant's audit determines that Landlord's total charges for Operating Expenses or Real Estate Taxes for a given lease year exceed by more than 5% the total amount properly chargeable to Tenant under this Lease for such year, Landlord, in addition to reimbursing Tenant such excess amount, shall pay Tenant an amount equal to the cost of the audit.

4.   ADDITIONAL RENT.
     ---------------

Tenant shall pay to Landlord as "Additional Rent" (in addition to sums payable pursuant to paragraphs 3 (c) and 3(d)) the following:

     (a) Expenses Incurred by Landlord as a Result of Tenant's Default.
         -------------------------------------------------------------
All sums which may become due by reason of Tenant's failure to comply with any of the terms, conditions and covenants of this Lease to be kept and observed by Tenant, and any and all damages, costs and expenses (including without limitation thereto reasonable attorney's fees) which Landlord may suffer or incur by reason of any default of Tenant and any damage to the Building or the real estate of which the Building is a part caused by any negligence or wilful misconduct of Tenant or violation of Tenant's covenants in Section 5(a) below, together with interest to the date of payment (whether before or after entry of judgment and issuance of execution thereon) at a rate equal to five percent (5%) above the prime interest rate (or similar rate if the prime interest rate is no longer published) of First Union Bank or its successor, in effect on the date during the period said payment is due ("Default Rate"), which shall continue to accrue interest at the Default Rate after entry of judgment and issuance of execution thereon until paid in full.

     (b) Use and Occupancy Taxes. All use and occupancy taxes imposed by
         -----------------------
any governmental body allocable to the Leased Space.

     (c) Utilities.  All charges for heat, gas, water, electric, trash and
         ---------
sewage disposal for the Leased Space, whether billed directly by the providers of the same to Tenant or by Landlord as the owner of the Building, which charges shall not exceed the charges actually incurred by Landlord therefor.

For purposes of this Lease, the term "Rent" or "rent" shall be deemed to refer to Minimum Annual Rent and Additional Rent.

 5.  NEGATIVE COVENANTS OF TENANT; HAZARDOUS SUBSTANCES.
     --------------------------------------------------

     (a)  Tenant will not:

          (i)    damage the Leased Space or any other part of the Building;

          (ii) bring into or permit to be kept in the Leased Space any dangerous, explosive or obnoxious substances except as may be used in Tenant's Business which use Tenant shall undertake in compliance with all applicable laws regulating same;

          (iii) conduct itself or permit its agents, servants, employees or invitees to conduct themselves in a manner that in Landlord's judgment reasonably exercised is improper or unsafe except that the operation of, or activities related to, Tenant's Business shall not be deemed to violate this provision, provided same are undertaken in compliance with all applicable laws;

          (iv) manufacture any commodity other than in the course of Tenant's Business or prepare or dispense any food or beverages in the Leased Space, except for consumption in the Leased Space by Tenant, its employees or invitees;

          (v) remove, attempt to remove or manifest any intention to remove Tenant's goods or property from the Leased Space other than in the ordinary course of business;

          (vi) do or suffer to be done, any act, matter or thing objectionable to Landlord's fire insurance companies or Board of Underwriters whereby the fire insurance or any other insurance now in force or hereafter to be placed by Landlord on the Leased Space or the Building or Center shall become void or suspended, or whereby the same shall be rated as a more hazardous risk than at the Commencement Date. Tenant agrees to pay to Landlord as Additional

Rent, any and all increases in premiums for insurance carried by Landlord on the Leased Space, or on the Building, caused in any way by the occupancy of Tenant.

     (b)  Tenant's Responsibility Regarding Hazardous Substances.
          ------------------------------------------------------

          (i)   The following definitions shall apply herein:

                (A) Hazardous Substances. The term "Hazardous Substances," as
                    --------------------
used in this Lease, shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCB's), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulation now or hereafter enacted or promulgated by any governmental authority.

                (B) Tenant Responsible Parties. The term "Tenant Responsible
                    --------------------------
Parties" as used in this Lease shall mean Tenant, its employees, agents, contractors and/or invitees.

          (ii) Tenant's Restrictions. Tenant shall not cause or permit to occur:

                (A) Any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Leased Space or Center, arising from the use or occupancy of the Leased Space by any Tenant Responsible Party, including, but not limited to, soil and ground water conditions; or

                (B) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under, or about the Leased Space or Center except as may be used in Tenant's Business which use Tenant shall undertake in compliance with all applicable Laws (defined below).

          (iii) Environmental Clean-Up.

                (A) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws") by Tenant Responsible Parties.

                (B) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities ("Authorities") under the Laws as are applicable to use of Hazardous Substances by Tenant Responsible Parties.

                (C) Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Term of this Lease at or from the

Leased Space and which arises at any time from the use of Hazardous Substances by Tenant Responsible Parties, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such clean-up plans.

                (D) Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances by Tenant Responsible Parties that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this subparagraph (iii) within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Leased Space and use of Hazardous Substances by Tenant Responsible Parties, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Subparagraph (iii).

                (E) Tenant's obligations and liabilities under this Subparagraph
(iii) shall survive the expiration of this Lease.

          (iv)  Tenant's Indemnity.

                (A) Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the Center, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees, from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including reasonable attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the Term of this Lease at or from the Leased Space and which arises at any time from use of Hazardous Substances by Tenant Responsible Parties, or from failure by Tenant Responsible Parties to provide all information, make all submissions, and take all steps required by all Authorities under the Laws with respect thereto.

                (B) Tenant's obligations and liabilities under this Subparagraph
(iv) shall survive the expiration of this Lease.

                (C) Attached to this Lease as Exhibit "C" and made part hereof
                                              -----------
is a Rider regarding Industrial Waste Discharge within Eagleview Corporate
Center.

 6.  LATE PAYMENT
     ------------

If any payment required by Tenant under any of the terms hereof shall not be paid within five (5) days after written notice from Landlord that such payment is overdue, Tenant shall, upon demand, pay a late charge to Landlord equal to the greater of (a) Fifty ($50.00) Dollars or (b) $.05 for each dollar so due, and such late charge shall be deemed Additional Rent for purposes of this Lease; provided, however, that such late charge shall be due immediately without notice upon any failure to pay when due during any twelve (12) month period in which Landlord shall have given such written notice on two (2) prior occasions.

 7.  CONSTRUCTION OF LEASED SPACE.
     ----------------------------

     (a) Landlord shall, without cost to Tenant except as provided in the Work Letter, complete "Landlord's Work" as defined in the Work Letter attached hereto. Tenant shall, without cost to Landlord, furnish the drawings and specifications as Landlord may require to complete the Tenant Improvements and, in addition, shall complete the construction and other items of work in the Leased Space which are not within the scope of Landlord's Work. If, at Tenant's request, Landlord performs any items of work or furnishes any materials which Landlord is not required to perform or furnish hereunder, Tenant shall pay Landlord for such additional work and materials, at such reasonable rates as Landlord may charge. If the TI Plans as defined in the Work Letter, or a description thereof which is reasonable to identify same, have not been attached hereto upon execution hereof, the TI Plans when completed in accordance with the Work Letter shall be initialed for identification by Landlord and Tenant and become part of this Lease when so initialed.

     (b) Within thirty (30) days after the Commencement Date, Tenant shall give Landlord a written list ("Final Punch List") of all contended defects, if any, in Landlord's construction work and of all contended variances in Landlord's Work from the requirements hereof. Except for defects or deficiencies which are not then discoverable by Tenant, or which are covered by third-party warranties or Landlord's warranty set forth in the Work Letter (collectively, "Defects"), any and all variances not set forth in the Final Punch List shall be deemed to be waived by Tenant. Landlord shall correct all items on the Final Punch List that constitute valid defects or variances within sixty (60) days after Landlord's receipt of the Final Punch List, unless the nature of the defect or variance is such that a longer period of time is required to repair or correct the same, in which case Landlord shall exercise due diligence in correcting such defect or variance at the earliest possible date and with a minimum of interference with the operation of Tenant. If Landlord does not complete such work within the time specified above, Tenant shall have the right to complete such work at Landlord's expense. Any disagreement that may arise between Landlord and Tenant with respect to whether an item on the Final Punch List constitutes a valid defect or variance shall be conclusively resolved in the manner contemplated by the Work Letter.

     (c) By occupying the Leased Space as Tenant, Tenant shall be deemed to have accepted the Leased Space and to have acknowledged that the Leased Space is in the condition required by this Lease, except as to any defects or variances set forth on the Final Punch List or Defects.

8.   TENANT'S ALTERATIONS.
     --------------------

     (a) Except as hereafter provided, Tenant shall make no alterations, additions or improvements ("Tenant Alterations") to the Leased Space without the consent of Landlord, which consent shall not be unreasonably withheld, delayed or conditioned. At the time of Landlord's consent, Landlord shall designate whether Tenant shall be required to remove the proposed Tenant Alteration upon termination of this Lease, and the absence of such designation in Landlord's written consent shall be deemed Landlord's agreement that Tenant shall not be obligated to remove Tenant Alterations upon the termination of this Lease. Landlord also may impose such reasonable conditions as part of its consent as Landlord deems appropriate, taking into consideration the nature of the proposed Tenant Alteration, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such work, insurance, and copies of the plans, specification and permits necessary for such work. Nothing herein, however, shall be construed to obligate Tenant to construct any Tenant Alteration for which Landlord has given its consent.

     (b)  Landlord's consent shall not be required for Tenant Alterations which
(i) do not adversely impact the structural integrity of the Building or the systems serving the Building or their operation, (ii) are not visible from the Building exterior and (iii) qualify under the following:

          (A) The Tenant Alteration is to be made to portions of the Leased Premises other than the laboratory areas and the cost thereof is $10,000 or less with respect to any Tenant Alteration project (or $20,000 or less in the aggregate with respect to Tenant Alteration projects undertaken over any twelve
(12) consecutive month period); or

          (B) The Tenant Alteration is to be made to the laboratory areas of the Leased Premises and the cost thereof is $50,000 or less with respect to any Tenant Alteration project (or $100,000 or less in the aggregate with respect to Tenant Alteration projects undertaken over any twelve (12) consecutive month period).

Tenant Alterations described in this subsection (b) for which Landlord's consent is not required hereinafter are called "Permitted Tenant Alterations." Notwithstanding the foregoing, painting or carpeting of the interior of the Leased Space and like cosmetic improvements shall not be deemed Tenant Alterations regardless of the cost thereof. Tenant shall not be obligated to remove Permitted Tenant Alterations upon the termination of this Lease unless an Event of Default has not occurred which is then continuing and Landlord so requires such removal.

     (c) All Tenant Alterations shall be done at Tenant's expense by contractors approved by Landlord, which consent shall not be unreasonably withheld, delayed or conditioned and shall be deemed given unless Landlord notifies Tenant of its objections within ten (10) business days after delivery of Tenant's request for consent. With respect to Tenant Alterations other than the Permitted Tenant Alterations, no work shall be performed until the plans therefore have been approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned and shall be deemed approved unless Landlord notifies Tenant of objections to the proposed plans within ten (10) business days after delivery to Landlord of a complete set of the plans therefor. In connection with the review of plans submitted by Tenant, Landlord shall be reimbursed by Tenant for Landlord's cost in reviewing such plans at the rate of $60 per hour; subject to reasonable increase to reflect the then current hourly charge imposed for such review by Landlord for its tenants in the Center generally, and prior to undertaking any such review, Landlord shall provide a statement of the maximum review hours to be dedicated to such review. With respect to Permitted Tenant Alterations, Tenant shall provide Landlord with a copy of Tenant's application for a building permit therefor, if applicable, (together with all attachments thereto), and no review fee shall be charged to Tenant by Landlord in connection therewith nor shall Landlord's approval of such application be required. Tenant shall provide copies of as-built plans and specifications for all Tenant Alterations to Landlord within a reasonable time of completion of the Tenant
Alteration.   All Tenant Alterations shall be done in a first class, workmanlike manner and shall comply with all insurance requirements then made available to Tenant and all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction thereover, and, where applicable, with all reasonable requirements of Landlord imposed as a condition of such consent.

     (d) If, as a condition of Landlord's consent, removal of a Tenant Alteration is required at termination of this Lease, Tenant shall promptly remove such Tenant Alterations and repair any damage occasioned by such removal. In default thereof, Landlord may effect said removal and repairs at Tenant's expense. With respect to any Tenant Alterations which Tenant is not obligated to remove hereunder (including without limitation Permitted Tenant Alterations), such Tenant Alterations, if not removed by Tenant upon the termination of this Lease, shall be deemed abandoned by Tenant, and deemed a part of Landlord's property, notwithstanding any provision of Section 16 to the contrary.

9.   MECHANIC'S LIENS.
     ----------------

Prior to Tenant's performing or ordering (other than through Landlord or Landlord's contractors) any construction or other work on or about the Leased Space for which a lien could be filed against the Leased Space or the Building, Tenant shall enter into a written waiver of liens agreement with the contractor who is to perform such work, and such written agreement shall be filed, in accordance with the Mechanics' Lien Law of the state where the Building is located prior to the commencement of such work. Tenant's failure to enter into or record such waiver of liens shall not be deemed a default hereunder. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Leased Space or the Building purporting to be for labor or material furnished or to be furnished at the request of the Tenant other than through Landlord or Landlord's contractors, then Tenant shall at its expense cause such lien to be discharged of record by payment, bond or otherwise, within fifteen
(15) days after Tenant receives notice of the filing thereof. If Tenant shall fail to cause such lien to be discharged by payment, bond or otherwise within such period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Tenant shall, upon demand, reimburse Landlord for all amounts paid and costs incurred, including attorneys' fees, in having such lien discharged of record. If, however, Tenant notifies Landlord during such fifteen (15) day period that it disputes the validity of such lien and provides security reasonably acceptable to Landlord in an amount which is sufficient to discharge such lien in full, Landlord shall refrain from satisfying such lien for a period not to exceed one hundred twenty (120) days.

10.  CONDITION OF LEASED SPACE.
     -------------------------

Tenant acknowledges and agrees that, except as expressly set forth in this Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Leased Space or the Building or with respect to the suitability of either for the conduct of Tenant's Business.

11.  COMMON AREA MAINTENANCE.
     -----------------------

     (a) Landlord shall provide all maintenance, repairs and replacements to the common areas of the Building if the Building is a multi-tenant Building, and to all common areas external to the Building. The cost of same shall be included in the Operating Expenses to the extent provided in Section 3(a)(iii) unless the necessity for the foregoing arises (a) from the gross negligence or willful and wanton misconduct of Landlord or its employees or, subject to Section 3(a)(iii)(i) , by any other tenant of the Building or such tenant's agents, employees, licensees, or invitees, in which case such cost shall not be included as part of the Operating Expenses but shall be paid by Landlord (without prejudice to Landlord's right to recover same from the responsible party), or
(b) from the negligence or willful and wanton misconduct of Tenant, its agents, employees, licensees or invitees, in which case such cost shall be paid by Tenant. Any such maintenance, replacements or repairs and any labor performed or materials furnished by or upon the direction of Landlord shall be performed in a good and workmanlike manner, using only materials of at least the same quality and integrity as that being repaired or replaced, and performed and furnished in compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, and the requirements of any board of underwriters having jurisdiction thereof. It is understood that this is a "triple net" lease, with rent paid to Landlord intended to be net of taxes, repairs not covered by this Section or Section 14, insurance and Operating Expenses.

     (b) Unless otherwise agreed with Tenant in writing, Landlord agrees that all maintenance to the common areas external to the Building which the Association offers to perform or is obligated to perform for the benefit of lots in the Center shall be performed by the Association. Landlord shall use diligent efforts to enforce any such obligation of the Association. Except during such period of time as Landlord or its affiliates control the Association, Landlord shall not be liable in damages or otherwise for temporary delay or failure in furnishing any service or facility to be provided by the Association.

     (c) In the absence of a judgment to the contrary, in no event shall any delay or failure to provide the services or obligations under subsections (a) or
(b) above, regardless of cause, be
deemed to be an eviction or disturbance of Tenant's use and possession of the Leased Space, render Landlord liable to Tenant, authorize abatement of rent, relieve Tenant from performance of its obligations under this Lease, or result in a termination of this Lease. The foregoing, however, shall not be deemed to prevent Tenant's exercise of its rights under Section 42 hereof.

12.  ASSIGNMENT AND SUBLETTING.
     -------------------------

     (a) Tenant shall not, without the prior written consent of Landlord, assign or mortgage (except as permitted under Section 36(b) hereof) this Lease or any interest therein or sublet the Leased Space or any part thereof. For the purposes of this paragraph, the sale or assignment of a controlling interest in the Tenant corporation or a majority interest in the Tenant partnership as the case may be shall be deemed an assignment, but the assignment to a parent, wholly-owned subsidiary of the Tenant or successor corporation shall be permitted, provided that such assignee assumes the obligations of Tenant and that such assignment shall not relieve Tenant of its obligations hereunder. For purposes herein, (A) a successor corporation is one into which Tenant is merged or consolidated, or which acquired those of Tenant's assets or business located in the Leased Space as of the date of the assignment, and (B) a controlling interest shall mean the ownership of fifty percent or more of the beneficial interest in the person or entity in question, unless the corporation is publicly traded in which case such transfers of stock (whether or not a controlling interest) shall not be deemed to be an assignment. As to any other assignment, Landlord agrees that it shall not unreasonably withhold its consent, provided the business of Tenant's assignee or subtenant is no more hazardous than that of Tenant, it being understood that it shall not be unreasonable for Landlord to require, as a condition of such consent:

     (b) That 50% of any money or other economic consideration received by Tenant as a result of such subletting or assignment and which is not properly allocable to any lease of Tenant's personal property in the Leased Space or sale of Tenant's assets from the business operated at the Leased Space or sale of Tenant's stock or other arms-length transaction, which exceeds, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (pro rated to reflect obligations allocable to that portion of the Leased Space subject to the sublease or assignment) shall be payable to Landlord as Additional Rent under this Lease without affecting or reducing any other obligation of Tenant hereunder; and

     (c) Unless otherwise agreed in Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease.

13.  ACCESS TO LEASED SPACE.
     ----------------------

Landlord, its employees and agents, shall have the right to enter the Leased Space at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building, or mortgagees, and making such alterations, repairs, improvements or additions to the Leased Space or to the Building as Landlord may deem necessary or desirable provided such alterations, repairs, improvements or additions do not adversely affect Tenant's Business or use of the Leased Space or, except with Tenant's consent, alter the Tenant Improvements performed in accordance with the Work Letter. Except in case of emergency in Landlord's reasonable judgment, any such entry shall be after reasonable notice to Tenant and in compliance with Tenant's practices from time to time established with respect to testing areas or other areas where confidential information is located. If a representative of Tenant shall not be present to open and permit entry into the Leased Space at any time when such entry by Landlord is necessary in an emergency, Landlord may enter by means of a master key (or forcibly) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. All keys must be returned to Landlord at the expiration or termination of the Lease.

14.  REPAIRS.
     -------

     (a) Landlord shall perform all maintenance, replacements and repairs necessary to maintain the roof, load bearing walls (other than paint and wall coverings), floors (other than carpeting, tile and similar floor coverings), foundations and other structural elements of the Building, and all plumbing and electrical fixtures and equipment and HVAC system components serving portions of the Building in addition to the Leased Space; provided, however, that Landlord shall not be obligated for any of such repairs until the expiration of a reasonable period of time after written notice that such repair is needed. The cost of same shall be included in the Operating Expenses to the extent provided in Section 3(a)(iii) unless the necessity for any of the foregoing arises (a) from the gross negligence or wilful and wanton misconduct of Landlord or its
employees or, subject to Section 3(a)(iii)(i)   hereof, by any other tenant of
the Building or such tenant's agents, employees, licensees, or invitees, in which case such cost shall not be included as part of the Operating Expenses but shall be paid by Landlord (without prejudice to Landlord's right to recover same from the responsible party), or (b) negligence or wilful and wanton misconduct of Tenant, its agents, employees, licensees or invitees, in which case such cost shall be paid by Tenant. Any such maintenance, replacements or repairs and any labor performed or materials furnished by or upon the direction of Landlord shall be performed in a good and workmanlike manner, using only materials of at least the same quality and integrity as that being repaired or replaced, and performed and furnished in compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, and the requirements of any board of underwriters having jurisdiction thereof.

     (b) Except as the Landlord is obligated for repairs as provided above or in Section 11, Tenant shall make, at its sole cost and expense, all repairs necessary to maintain the Leased Space, including without limitation, all plumbing, heating, ventilation, air conditioning and electrical lines, pipes, fixtures and equipment not expressly to be maintained by Landlord pursuant to subparagraph (a) and shall keep the Leased Space and the fixtures therein in neat and orderly condition. Without limiting the generality of the foregoing, Tenant at its expense is specifically required to make promptly all repairs (i) to that portion of any pipes, lines, ducts, wires or conduits contained within the Leased Space which exclusively serve the Leased Space; (ii) to the glass windows, plate glass doors, and any fixtures or appurtenances composed of glass and which are located within the Leased Space; (iii) to Tenant's sign(s); and
(iv) to any heating or air conditioning equipment installed in and exclusively servicing the Leased Space. During the Term, Tenant at its own expense shall keep in place a maintenance contract with a reputable heating and air conditioning service company reasonably acceptable to Landlord, and provide Landlord with a copy of the same. If the Tenant refuses or neglects to make such repairs or fails to diligently prosecute the same to completion after written notice from Landlord of the need therefore and a reasonable time for cure, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as Additional Rent. Any such repairs and any labor performed or materials furnished in, on or about the Leased Space shall be performed and furnished by Tenant in compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or central bodies having jurisdiction over the Building, the requirements of any board of underwriters having jurisdiction thereof, as well as any reasonable regulations imposed by Landlord pertaining thereto. Without limitation of the foregoing, Landlord shall have the right to approve any and all contractors and suppliers to furnish materials and labor for such repairs, which consent shall not be unreasonably withheld, delayed or conditioned.

     (c) If required solely as a result of Tenant's particular activities at the Leased Space (as opposed to general occupancy thereof by any tenant), Tenant also shall comply with, and make any repairs and installations required by any applicable law.

     (d) Provided that Landlord shall exercise reasonable efforts to effectuate its repairs in a manner which will keep at a minimum Landlord's interference with Tenant's use and occupancy of the Leased Space, Landlord shall not be liable by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Leased Space, or the Building or Center or to any appurtenances or equipment therein.

15.  TERMINATION AND EXTENSION.
     -------------------------

     (a) It is hereby mutually agreed that either party hereto may terminate this Lease at the end of the Term if a renewal right has not been exercised or, if exercised, upon the end of any renewal term, by giving to the other party written notice at least ninety (90) days prior thereto. In default of such notice, this Lease shall continue upon the same terms and conditions in force immediately prior to the expiration of the term hereof (except that the monthly installment of Minimum Annual Rent shall be increased by the CPI Adjustment (defined in Section 46) for a further period of one (1) month and so on from month to month unless and until terminated by either party hereto giving the other thirty (30) days' written notice for removal previous to the expiration of the then current term; provided, however, that if Landlord shall have given written notice prior to the expiration of the Term if a renewal right has not been exercised or, if exercised, prior to the expiration of such renewal term, of its intention to make changes to the terms and conditions of this Lease and Tenant shall not within ten business (10) days from such notice notify Landlord in writing of Tenant's intention to vacate the Leased Space at the end of the then current term, Tenant shall be considered as Tenant under the terms and conditions mentioned in such notice for a further term as above provided, or for such further term as may be stated in such notice. In the event that Tenant shall have given notice as stipulated in this Lease of intention to vacate the Leased Space at the end of the Term or any renewal or extension thereof and shall fail or refuse so to vacate same on the date designated by such notice, then it is expressly agreed that Landlord shall have the option, either

          (i) to disregard the notice so given as having no effect, in which case the terms and conditions of this Section shall apply; or

          (ii) Landlord may, at any time, give Tenant ten (10) days' written notice of its intention to terminate this Lease; whereupon Tenant expressly agrees to vacate the Leased Space at the expiration of the said period of ten
(10) days specified in said notice.

     (b) If Tenant shall hold over after the expiration of the Term hereof (as may be extended pursuant subsection (a) above), and Landlord shall not give consent to such hold over by Tenant, such tenancy may be terminated as permitted by applicable state law, and until Tenant has vacated the Leased Space, it agrees to pay to Landlord rent at a monthly rental double the rate payable by Tenant at the expiration of the Term of this Lease.

16.  SURRENDER OF LEASED SPACE.
     -------------------------

At the end of the Term of this Lease, Tenant shall surrender the Leased Space to Landlord, in broom clean condition and in good order and repair except for ordinary wear and tear and damage for which Tenant is not obligated to make repairs under this Lease. Subject to Sections 8 and 9 hereof and if Event of Default has not occurred which is then continuing, Tenant shall have the right at the end of the Term hereof to remove any Tenant Alterations and any equipment, furniture, trade fixtures or other personal property placed in the Leased Space by Tenant, provided that Tenant promptly repairs any damage to the Leased Space caused by such removal.

Tenant shall repair all damage to the Leased Space caused by such removal and restore the Leased Space to the condition in which they were prior to the installation of the items so removed, reasonable wear and tear and damage by casualty not caused by Tenant excepted. Tenant shall surrender the Leased Space to Landlord at the end of the term hereof, without notice of any kind (except to the extent required by Section 15 above), and Tenant waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania. If Tenant shall fail to remove any Tenant Alterations which it was required to remove pursuant to Section 8 of this Lease or any of its equipment, furniture, trade fixtures or other personal property, Landlord may remove and store the same at the expense of Tenant or sell the same on behalf of Tenant at public or private sale in such manner as is commercially reasonable, with any proceeds thereof to be first applied to the costs and expenses, including attorney's fees, of the storage and sale and the payment of any amounts owed hereunder by Tenant.

17.  INDEMNIFICATION AND INSURANCE.
     -----------------------------

     (a) Tenant covenants and agrees that it shall, without notice or demand and at its own cost and expense, indemnify and save harmless Landlord against and from, and Landlord shall not be liable to Tenant for, any and all claims by or on behalf of any person arising in any manner whatsoever from, out of, or in connection with any accident, death, injury, or damage, loss or theft of property in or about the Leased Space (whether involving property belonging to Tenant or any other person) resulting from the negligence or wilful misconduct of Tenant, its agents, employees, licensees or invitees, and from and against all costs, reasonable attorney fees, expenses and liabilities incurred in or as a result of any such claim or action or proceeding brought against Landlord by reason of any such claim. Tenant, upon notice from Landlord, covenants to resist or defend such action or proceeding by legal counsel reasonably satisfactory to Landlord.

     (b) Tenant shall keep in force public liability insurance with respect to the Leased Space, including contractual insurance with respect to the covenants and agreements above, with companies and in form reasonably acceptable to Landlord to afford protection of not less than One Million ($1,000,000.00) Dollars with respect to personal injury or death and property damage, and naming Landlord as an additional insured and providing not less than thirty (30) days' notice of cancellation. Copies of such policies or a certificate of insurance evidencing same shall be delivered to Landlord.

     (c) Landlord covenants and agrees that it shall, without notice or demand and at its own cost and expense, indemnify and save harmless Tenant against and from, and Tenant shall not be liable to Landlord for, any and all claims by or on behalf of any person arising in any manner whatsoever from, out of, or in connection with any accident, death, injury, or damage, loss or theft of property in or about the Leased Space (whether involving property belonging to Landlord or any other person) resulting from the gross negligence or wanton and wilful misconduct of Landlord, its agents or employees, and from and against all costs, reasonable attorney fees, expenses and liabilities incurred in or as a result of any such claim or action or proceeding brought against Tenant by reason of any such claim. Landlord, upon notice from

Tenant covenants to resist or defend such action or proceeding by legal counsel reasonably satisfactory to Tenant.

     (d) Landlord shall keep in force public liability insurance with respect to the Building, including contractual insurance with respect to the covenants and agreements above, with companies and in form reasonably acceptable to Tenant to afford protection of not less than One Million ($1,000,000.00) Dollars with respect to personal injury or death and property damage, and naming Tenant as an additional insured and providing not less than thirty (30) days' notice of cancellation. Copies of such policies or a certificate of insurance evidencing same shall be delivered to Tenant.

     (e) All insurance policies also shall contain a clause or endorsement denying the insurer any rights of subrogation against Landlord, in the case of Tenant's insurer, and Tenant, in the case of Landlord's insurer. As to any loss or damage covered by insurance containing a waiver of subrogation clause or similar endorsement, each party hereby releases the other, to the extent of such damaged party's insurance indemnities, from any and all liability for such loss or damage even if such loss or damage shall be brought about by the fault or negligence of such other party, or the agents, employees, invitees or licensees of such other party; provided however, that this release shall be effective only with respect to loss or damage occurring during such time as the applicable policies of insurance shall contain a clause to the effect that this release shall not affect said policies or the right of the insured to recover thereunder. If any policy does not contain such, the insured party shall, at the written request of the other party to this release, have such a clause added to said policy if an endorsement so providing is obtainable. This subsection
(e) shall supersede any provisions to the contrary in subsection (a) and (c) above.

18.  FIRE OR OTHER CASUALTY.
     ----------------------

     (a) At all times during the effectiveness of this Lease, Landlord shall maintain in full force and effect a policy of fire and extended coverage insurance for the full replacement value of the Building, subject to a commercially reasonable deductible. The premium for such insurance shall be included as an Operating Expense. Such coverage shall be issued by any reputable insurance company licensed in Pennsylvania, with at least a Best's rating of "A" or better. Landlord agrees to deliver a certificate evidencing such insurance coverage upon Tenant's request from time to time.

     (b) If the Leased Space or the Building is partially damaged by fire or other casualty such that Tenant is able to conduct its business therein at a reduced but economically feasible level on a temporary basis, and insurance proceeds are available to Landlord, the damages shall be repaired by and at the expense of Landlord and the rent, until such repairs shall be made, shall be apportioned from the date of such fire or other casualty according to the part of the Leased Space which is usable by Tenant. Landlord agrees to repair such damage within a reasonable period of time after receipt from Tenant of written notice of such damage, except that Tenant agrees to repair and replace its own furniture, furnishings and equipment which were not provided as part of the Tenant Improvements. If Landlord is unable to complete reconstruction of the damaged premises within two hundred ten (210) days from the date of the casualty, Tenant shall have the right to terminate this Lease.

     (c) If the Leased Space or Building is totally damaged or is rendered wholly untenantable by fire or other casualty, each party shall have the right to terminate the Lease by written notice to the other on or before thirty (30) days after such casualty occurred. If, however, Landlord consents in writing within thirty (30) days following such casualty to reconstruct the damaged premises to the condition which existed prior to such casualty and a reputable contractor acceptable to Landlord and Tenant determines that such reconstruction can be substantially completed within two hundred ten (210) days from the date of such casualty, neither party shall have the right to terminate this Lease and Landlord shall undertake reconstruction of the damaged premises. If, however, Landlord is unable to complete reconstruction of the damaged premises within two hundred ten (210) days from the date of the casualty, Tenant shall have the right to terminate this Lease.

     (d) Whenever Landlord shall be obligated hereunder to reconstruct damaged premises, Landlord agrees to undertake such reconstruction with reasonable diligence and, if Tenant shall remain in possession of any portion of the Leased Space, in such manner so as to minimize interference or disruption of Tenant's use of the Leased Space. Reconstruction shall be performed in a good and workmanlike manner, in accordance with standard construction practices and safety procedures, using only materials of at least equal quality and integrity as the materials damaged by the casualty, undertaken in such manner so as to restore the damaged premises to substantially the condition which existed prior to such casualty, and performed and furnished in compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted authorities or governmental bodies having jurisdiction over the Building, and the requirements of any board of underwriters having jurisdiction thereof. For purposes of implementing the foregoing, the parties agree to substantially adhere to the practices established by the Work Letter attached hereto.

     (e) Upon the termination of this Lease under the conditions hereinbefore provided, Tenant's liability for rent shall cease as of the day of the casualty. Tenant shall promptly vacate and surrender the Leased Space to Landlord in its "as is" condition, whereupon neither party shall have any further rights or obligations hereunder except that Landlord shall reimburse to Tenant (i) any portion of the Security Deposit not otherwise applied by Landlord in accordance with this Lease, (ii) prepaid Rent paid by Tenant, and (iii) an amount equal to the unamortized value of Tenant's Direct Payment Portion which would have amortized over the remaining portion of the Initial Term. Such reimbursement shall be made in full to Tenant not later than thirty (30) days following termination of this Lease, and if not so paid, such unpaid amounts shall accrue interest at the Default Rate specified in this Lease from the date of termination until paid in full. The limitations set forth in Section 28 hereof shall not apply Landlord's liability for payment of the foregoing amounts.

19.  CONDEMNATION.
     ------------

If the Leased Space or the Building or any material part of either shall be condemned or otherwise subject to an eminent domain proceeding, then and in that event, upon the transfer of title to the authority exercising such power, this Lease shall terminate, and all rent paid in advance shall be apportioned as of the date of such termination. Notwithstanding the foregoing, if only a part of the Leased Space shall be so taken and the part not so taken shall be sufficient in Tenant's reasonable judgment for the economic and feasible operation of Tenant's business, Tenant, at its election, may retain the part not so taken and there shall be a proportional reduction in the rent. All compensation awarded or paid upon such a total or partial taking of the Leased Space shall belong to and be the property of the Landlord and Tenant shall have the right to compensation only to the extent the Tenant Improvements are impacted by such condemnation and then only to the extent of Tenant's Direct Payment Portion (as defined in Section 3 of the Work Letter). The foregoing shall not, however, be construed to preclude the Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceedings for loss of business, or depreciation to, damage to, or cost of removal of, or for the value of stock, trade fixtures, furniture, and other personal property belonging to the Tenant, provided, however, that no such award or claim shall diminish or otherwise adversely affect the Landlord's award (subject to Tenant's interest therein as aforesaid).

20.  ESTOPPEL CERTIFICATES.
     ---------------------

At any time, and from time to time, upon the written request of Landlord or any "Mortgagee" (as defined in section 29 hereof), Tenant, within ten (10) business days of the date of such written request, agrees to execute and deliver to Landlord and/or such Mortgagee, a written statement: (a) ratifying this Lease;
(b) confirming the commencement and expiration dates of the terms of this Lease;
(c) certifying that Tenant is in occupancy of the Leased Space, and that the Lease is in full force and effect and has not been modified, assigned, supplemented or amended except by such writings as shall be stated; (d) certifying that all conditions and agreements under this Lease to be satisfied or performed by Landlord have been satisfied and performed except as shall be stated; (e) certifying that Landlord is not in default under the Lease and there are no defenses or offsets against the enforcement of this Lease by Landlord, or stating the defaults and/or defenses claimed by Tenant; (f) reciting the amount of advance rent, if any, paid by Tenant and the date to which such rent has been paid; (g) reciting the amount of security deposited with Landlord, if any; and
(h) any other information which Landlord or the Mortgagee reasonably may require. The failure of Tenant to execute, acknowledge and deliver to Landlord and/or any Mortgagee a statement in accordance with the provisions herein within the period set forth herein shall constitute an acknowledgment by Tenant which may be relied upon by any person holding or intending to acquire any interest whatsoever in the Leased Space or the Building that this Lease has not been assigned, amended, changed or modified, is in full force and effect and that the Minimum Annual Rent, and Additional Rent have been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement and shall constitute as to any persons entitled to rely on such statements (other than Landlord) a waiver of any defaults by Landlord or defenses or offsets against the enforcement of this Lease by Landlord which may exist prior to the date of the written request.

21.  DEFAULT.
     -------

The occurrence of any of the following shall constitute an "Event of Default" of this Lease by Tenant:

     (a) A failure by Tenant to pay, when due, any installment of rent hereunder or any such other sum herein required to be paid by Tenant where such failure continues for ten (10) days after written notice thereof from Landlord; provided however said written notice shall not be required to be given by Landlord more than twice in any twelve (12) month period.

     (b) A failure by Tenant to observe and perform any other terms or conditions of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that, if such default is of a nature that cannot be reasonably cured within such thirty (30) day period, no default shall exist so long as Tenant has commenced cure within such thirty (30) day period and diligently pursues same to completion within ninety (90) days.

     (c) The making by Tenant of any assignment for the benefit of creditors, an adjudication that Tenant is bankrupt, insolvent, or unable to pay its debts; the filing by or against Tenant of a petition in bankruptcy or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty
(60) days after the filing thereof); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Leased Space or of Tenant's interest in this Lease (unless possession is restored to Tenant within thirty (30) days after such appointment); or the attachment, execution or levy against, or other judicial seizure of, substantially all of Tenant's assets located in the Leased Space or of Tenant's interest in this Lease (unless the same is discharged within thirty (30) days after issuance thereof).

22.  REMEDIES.
     --------

Upon the occurrence of any Event of Default by Tenant:

     (a) Landlord may perform for the account of Tenant any such act, the omission of which constituted an Event of Default by Tenant and immediately recover as Additional Rent any expenditures made and the amount of any obligations incurred in connection therewith, plus interest at the Default Rate from the date the obligations are incurred by Landlord until payment therefor to Landlord, whether before or after entry of judgment and issuance of execution thereon.

     (b) Landlord may accelerate all Minimum Annual Rent and Additional Rent due for the balance of the Term of this Lease and declare the same to be immediately due and payable.

In determining the amount of any future payments due Landlord relating to Operating Expenses and/or Real Estate Taxes, Landlord shall make such determination based upon the most recent estimates of Operating Expenses and/or Real Estate Taxes available.

     (c) Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term thereof shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the Term hereof, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date herein granted for expiration of the Term of this Lease. Thereupon, Tenant shall immediately quit and surrender to Landlord the Leased Space, and Landlord may enter into and repossess the Leased Space by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon, without being liable to indictment, prosecution or damages therefor. No such expiration or termination of this Lease shall relieve Tenant of its liability and obligations under this Lease, whether or not the Leased Space shall be relet.

     (d) Landlord may, at any time after the occurrence of any Event of Default, re-enter and repossess the Leased Space and any part thereof and attempt in its own name, as agent for Tenant if this Lease not be terminated, or on its own behalf if this Lease be terminated, to relet all or any part of the Leased Space for and upon such terms and to such persons and for such period or periods as Landlord, in its sole discretion, shall determine, including a term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Leased Space to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and attorneys fees incurred by Landlord; and any sums collected by Landlord from any new tenant obtained shall be credited against the balance of the rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new tenant.

     (e) Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the terms and conditions hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnities or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

     (f) In the event of the occurrence of an Event of Default hereunder, Landlord shall have the right to change the locks on the Leased Space and exclude Tenant therefrom, and to discontinue all or part of the services and facilities provided to Tenant under this Lease or otherwise, which action shall not be deemed an eviction. Such action may be taken, however, only upon five (5 )days prior notice to Tenant, and Tenant hereby releases Landlord from any liability for any damages sustained by Tenant or its property as a result of the same.

     (g) If Tenant has paid accelerated rent to Landlord and Landlord thereafter re-lets any portion of the Leased Space, any sums collected by Landlord from any new tenant obtained in excess of the cost of decoration, repairs, changes, alterations or additions, and any reasonable brokerage and attorneys fees incurred by Landlord in connection with such re-letting, to the extent the same exceed all other damages incurred by Landlord as a result of Tenant's default, shall be paid to Tenant if, as and when received by Landlord from the replacement tenant, but in no event shall the amount to be paid to Tenant by Landlord exceed the amount of accelerated rent and other damages paid by Tenant to Landlord.

     (h) Following an Event of Default, Landlord agrees not to unreasonably withhold, delay or condition (including, for example, the requirement of any back-rent payments by Tenant) its consent to any subtenants or assignees which Tenant may propose for all or any portion of the Leased Space provided that Landlord's acceptance of any such subtenant or assignee shall not be deemed to cure Tenant's default nor otherwise relieve Tenant of its obligations hereunder, unless Landlord otherwise agrees in writing. Any rent paid as a result of any such assignment or sublease shall be applied in accordance with subsection (g) above.

23.  CONFESSION OF JUDGMENT FOR POSSESSION IN LIMITED CIRCUMSTANCE.
     -------------------------------------------------------------

If Tenant fails to vacate the Leased Premises upon termination of this Lease or an Event of Default under Section 21(a) shall have occurred, Landlord shall have the further remedy of confession of judgment for possession:

ANY PROTHONOTARY OR ATTORNEY OF ANY COURT OF RECORD MAY APPEAR FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION FOR JUDGMENT EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, AND A JUDGMENT FOR THE RECOVERY BY LANDLORD OF POSSESSION MAY ISSUE FORTHWITH WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER. IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED, IT SHALL BE CANCELED OR SUSPENDED AND POSSESSION OF THE LEASED SPACE REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR TERMINATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION HEREOF, TO BRING ONE OR MORE AMICABLE ACTIONS IN EJECTMENT AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE LEASED SPACE. IF IN ANY AMICABLE ACTION IN EJECTMENT, OR IN ASSUMPSIT FOR RENT OR CHARGES, LANDLORD SHALL CAUSE TO BE FILED IN SUCH ACTION

AN AFFIDAVIT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT AND IF A TRUE COPY OF THIS LEASE (AND THE TRUTH OF THE COPY STATED IN SUCH AFFIDAVIT SHALL BE SUFFICIENT PROOF) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY LAW, RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT EXPRESSLY RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL ERRORS IN THE SAID PROCEEDINGS, AND ALL LIABILITY THEREFOR.

24.  WAIVER.
     ------

The failure or delay on the part of either party to enforce or exercise at any time any of the terms and conditions of this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of such party to thereafter enforce each and every such term or condition. No waiver by either party of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Landlord of rent or the payment by Tenant of rent at a time when a default exists under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by this Lease shall be deemed an acceptance or a surrender of the Leased Space, and no agreement to accept such a surrender shall be valid unless in writing and signed by the party against whom enforcement is sought.

25.  QUIET ENJOYMENT.
     ---------------

If and so long as Tenant pays the rent reserved hereunder and observes and performs all the terms and conditions on Tenant's part to be observed and performed hereunder, Tenant shall and may peaceably and quietly have, hold and enjoy the Leased Space for the entire Term hereof, subject to all of the provisions of this Lease.

26.  FORCE MAJEURE.
     -------------

Time periods for performance of each party's obligations (including without limitation construction obligations) under any of the terms of this Lease shall be extended for periods of time during which performance is prevented due to circumstances beyond the performing party's control, including without limitation, embargoes, governmental regulations, act of God, war or other strife, shortages or unavailability of materials or equipment which are "special order items" described in the TI Plans or Change Orders, strikes, lockouts, adverse weather conditions, bankruptcy or breach of contract by a subcontractor (collectively, "Force Majeure). Force Majeure shall not apply, however, to any monetary obligation hereunder. Notwithstanding the foregoing, Tenant Delays which arise from Force Majeure shall extend the Target Date without triggering any advance of the date rental obligations commence hereunder.

27.  SUCCESSORS.
     ----------

The respective rights and obligations provided in this Lease shall bind and shall inure to the parties hereto, and their successors and permitted assigns.

28.  LANDLORD'S LIABILITY.
     --------------------

Landlord's responsibility under this Lease shall be limited to its interest in the Leased Space and in the Building, and no members of Landlord's partnership shall be personally liable hereunder. Tenant agrees to look solely to Landlord's interest in the Leased Space and in the Building for the collection of any judgment, and, in entering any such judgment, the person entering the same shall request the prothonotary to mark the judgment index accordingly.
Notwithstanding the foregoing, at all times during the term of this Lease, Landlord shall maintain a minimum equity in the Building equal to the total Direct Payment Portion (as defined in the Work Letter) paid by Tenant. If the Leased Space or the Building is transferred or conveyed, Landlord shall be relieved of all covenants and obligations under this Lease thereafter accruing, provided that notice of said transfer or conveyance is given to Tenant by Landlord.

29.  SUBORDINATION.
     -------------

Landlord represents that no Mortgages (hereafter defined) currently encumber the Building, any part thereof, or the land on which it is situate. Upon delivery of a nondisturbance and attornment agreement which is reasonably satisfactory to Tenant, this Lease is, and all of Tenant's rights hereunder are and shall always be, subject and subordinate to any such mortgage, leases of Landlord's property (in sale-leaseback) pursuant to which Landlord has or shall retain the right of possession of the Leased Space (and/or the Building) or security instruments (collectively called "Mortgage") that now exist, or may hereafter be placed upon the Leased Space or the Building, or any part thereof and all advances made or to be made thereunder and extensions thereof, and if the holder of any such interest forecloses or extinguishes Landlord's rights in the Building or Leased Space, Tenant shall attorn to and recognize any such holder as the successor Landlord under this Lease. The aforesaid provision shall be self-operative and no further instrument or document shall be necessary unless required by any such Mortgagee or purchaser. Notwithstanding anything to the contrary set forth above, any Mortgagee may at any time subordinate its Mortgage to this Lease, without Tenant's consent, by execution of a written document subordinating such Mortgage to this Lease to the extent set forth therein, thereupon this Lease shall be deemed prior to such Mortgage. Should Landlord or any Mortgagee or purchaser desire confirmation of either such subordination or such attornment, as the case may be, Tenant upon written request, and from time to time, will execute and deliver without charge and in form reasonably satisfactory to Tenant, Landlord, to the Mortgagee or the purchaser all instruments and/or documents that may be required to acknowledge such subordination and/or agreement to attorn, in recordable form within ten (10) business days following a request therefor from Landlord.

30.  RULES AND REGULATIONS.
     ---------------------

Tenant agrees to comply with the rules and regulations established by Landlord from time to time, which Landlord agrees will be applied uniformly to all tenants; provided, however, that none of such rules and regulation materially and adversely affect Tenant's rights hereunder or operation of Tenant's Business from the Leased Space, and Tenant is afforded a reasonable time from notice thereof to achieve compliance therewith. The existing rules and regulations are attached hereto as Exhibit "D."
                   ------------

31.  GOVERNING LAW.
     -------------

This Lease shall be governed by and construed in accordance with the laws of the state in which the Building is located.

32.  SEVERABILITY.
     ------------

If any provisions of this Lease shall prove to be invalid, void or illegal, it shall in no way affect any other provision hereof and the remaining provisions shall nevertheless remain in full force and effect.

33.  NOTICES.
     -------

All notices and statements required or permitted under this Lease shall be in writing and delivered by either (a) United States Registered or Certified Mail, return receipt requested, postage prepaid, (b) Federal Express or other nationally recognized overnight courier service, fee prepaid, or (c) hand delivery against written receipt therefor, in each case addressed as follows:

As to Tenant prior to Commencement Date:     ViroPharma Incorporated
                                             76 Great Valley Parkway
                                             Malvern, PA 19355
                                             Attention:  General Counsel

As to Tenant as of the Commencement Date:    ViroPharma Incorporated
                                             Eagleview Corporate Center
                                             405 Eagleview Boulevard
                                             Exton, PA 19341
                                             Attention:  General Counsel

As to Landlord:                              The Hankin Group
                                             P.O. Box 562
                                             717 Constitution Drive

                                             Eagleview Corporate Center
                                             Exton, PA  19341

Either party may at any time, in the manner set forth for giving notices to the other, designate a different address to which notices to it shall be sent. Notice given in accordance with this Section shall be deemed given and received as of the earlier of (i) actual receipt or (ii) first attempted delivery which is refused (as opposed to being returned for insufficient postage/fee, improper address or like cause).

34.  BROKERS.
     -------

Tenant represents and warrants to Landlord that Tenant has not dealt with any broker, firm, company or person in connection with the negotiation for or the obtaining of this Lease, and each party shall indemnify, defend and hold harmless the other from and against any claim by any person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this Lease, and any attorneys fees or other expenses incurred by the other party in connection therewith.

35.  SIGNS.
     -----

Tenant shall not, without the prior written consent of Landlord, paint, place or erect any sign on the exterior doors or walls of the Leased Space or of the Building or Center. Subject to applicable zoning requirements and Landlord and Tenant's mutual agreement on sign graphics not to be unreasonably withheld, Tenant shall have the right to maintain two signs on the Real Estate (hereafter defined in Section 44(a)(i)) as follows: (a) one sign shall be located at a mutually agreeable site fronting on Eagleview Boulevard and have dimensions not in excess of five (5) feet high by fifteen (15) feet wide, and (b) the other sign shall be at a mutually agreeable site visible (as to sign structure not necessarily sign graphics) from Route 100 and the Pennsylvania Turnpike and, unless otherwise agreed by Landlord and Tenant, shall have maximum dimensions of five (5) feet high by fifteen (15) feet wide. Landlord shall be responsible to obtain approval from the Association with respect to such signage and, as declarant under the Covenants, hereby (i) approves the size of the signs described herein, and (ii) agrees not to unreasonably withhold its consent to the sign graphics on either sign as long as same is reasonably compatible with other business signage located within the Center.

36.  SECURITY DEPOSIT; SECURITY INTEREST.
     -----------------------------------

     (a)  Security Deposit:
          ----------------

          (i) Upon the execution of this Lease, Tenant agrees to deposit with Landlord, the sum of $45,899.33 to be held by Landlord as security for the faithful performance of all the terms and conditions of this Lease ("Security Deposit"). The Security Deposit initially shall be paid by Tenant to Escrow Agent (as defined in the Work Letter) who shall hold the Security Deposit in a segregated account from the other Escrow Funds (also as defined in the Work

Letter) until the Commencement Date, at which time the Security Deposit shall be paid directly to Landlord. Should the Tenant breach any of the terms and conditions of this Lease which continues beyond any applicable cure period and required notice, Landlord shall have the right, at any time, to apply the Security Deposit or any part thereof, for the purpose of curing any such default or for the purpose of reimbursing Landlord for any damage or costs occasioned by such default, but the right of Landlord to apply the Security Deposit shall not affect any other remedies available to Landlord under this Lease or under applicable law. If the Security Deposit, or any part thereof, is so applied by Landlord, Tenant shall, within ten (10) days after demand, deposit additional funds with Landlord to restore the Security Deposit, and failure to do so shall constitute an event of default under this Lease.

          (ii) If the Tenant shall have complied with all material terms and conditions of this Lease at the expiration of this Lease, the Security Deposit (without interest and amounts properly withdrawn by Landlord and not refunded by Tenant) shall be refunded to Tenant within thirty (30) days after the expiration or sooner termination of this Lease (including without limitation permitted terminations hereunder and terminations due to Landlord's default which continues beyond applicable grace and cure periods following notice where applicable); provided, however, that Tenant first shall have vacated the Leased Space and surrendered possession thereof to the Landlord by delivery of keys, in accordance with the Lease provisions and shall have returned the Leased Space to Landlord in the condition required hereunder.

          (iii) Nothing herein contained shall require Landlord to hold the sums so deposited as a trust fund, nor establish any relationship other than that of debtor and creditor with respect to said funds so deposited.

          (iv) If Landlord shall assign or otherwise transfer its interest in this Lease, Landlord shall transfer the Security Deposit to the assignee or other transferee of such interest (with like obligation to transfer to any subsequent assignee or other transferee), and upon such transfer, Landlord shall be released and relieved from all liability and/or responsibility with respect to this Security Deposit and/or the return or application thereof.

     (b) As security for Tenant's performance of its obligations under this Lease, and subject to the provision hereof, Tenant hereby grants to Landlord a security interest under the Uniform Commercial Code in all fume hoods and casework on or about the Leased Space which have been acquired or provided as part of the Tenant Improvements (valued at approximately $240,000) and purchased with Tenant's Direct Payment Portion, excluding, however, the Tenant's Lab Equipment ("Landlord Priority Property"). Such security interest shall continue only for the Initial Term and the Landlord Priority Property shall be deemed released from such interest upon the expiration of the Initial Term provided no Event of Default has occurred hereunder which is then continuing. Although the foregoing termination and release provision is intended to be self executing, if requested by Tenant, Landlord shall execute a separate release agreement to confirm the foregoing. Tenant's acquiescence to Landlord's access to the Leased Space and the property located therein during the term of this Lease is intended to effectuate Landlord's possession thereof for the purpose of perfecting such security interest.

Notwithstanding such possessory rights of Landlord, so long as Tenant has not suffered an Event of Default under this Lease, Landlord shall permit Tenant to use, consume or sell such property in the ordinary course of business. Tenant, upon request by Landlord, shall execute such financing statements and other instruments as Landlord may require in order to perfect the lien of such security interest, and Tenant hereby appoints Landlord (and any assignee of Landlord's rights under this Lease) as Tenant's attorney-in-fact to execute on behalf of Tenant, such financing statements and other instruments so requested by Landlord, it being intended that such power of attorney be coupled with an interest and irrevocable.

37.  USE OF INFORMATION IN ADVERTISING.
     ---------------------------------

Landlord and any agent employed by Landlord shall be permitted to utilize the name of Tenant and any occupant or user of the Leased Space, and other general information about the Tenant and such occupant or user, and the terms of this Lease, in advertising and promotional material utilized by them.

38.  CAPTIONS.
     --------

The title to paragraphs of this Lease are for convenience of reference only, and are not to be construed as defining, limiting or modifying the scope or intent of any of the terms and conditions of this Lease.

39.  ENTIRE AGREEMENT.
     ----------------

This Lease contains all covenants and agreements between Landlord and Tenant relating in any manner to the rental, use and occupancy of the Leased Space and Tenant's use of the Building and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the terms, covenants and conditions of this Lease shall not be altered, modified or added to except in writing signed by Landlord and Tenant.

40.  ACCESS TO THE LEASED SPACE AND COMMON AREAS.
     -------------------------------------------

Tenant shall have access to the Leased Space and common areas of the Building 24 hours a day, 365 days per year.

41.  ATTORNEY FEES.
     -------------

The prevailing party in any litigation or arbitration to enforce any obligation under this Lease shall be entitled to have reimbursed by the other party all reasonable costs of collection and fees for legal counsel incurred as a result of enforcing or protecting any rights under this Lease.

42.  SELF-HELP.
     ----------

     (a) If Landlord fails to fulfill its obligations under this Lease, Tenant shall notify Landlord of such nonperformance. Except in the case where immediate response is required to avoid physical damage to the Leased Space or persons or Tenant's property therein, Landlord shall have thirty (30) days to cure such nonperformance. If Landlord fails to complete cure within such thirty (30) days after receipt of such notice from Tenant, Tenant shall have the right, but not the obligation, to carry out such activities on behalf of Landlord so as to cure such nonperformance. Landlord shall reimburse Tenant for all reasonable costs, fees and expenses incurred by Tenant in connection with performing such cure. Such reimbursement shall be made within fifteen (15) days after written demand by Tenant, which demand shall be accompanied by appropriate invoices or other materials to substantiate the amount for the requested reimbursement. If Landlord fails to pay Tenant the amount requested within said fifteen (15) day period, such unpaid amounts shall accrue interest at the Default Rate which shall continue to accrue on any judgment obtained by Tenant against Landlord for recovery of such unreimbursed amounts. Notwithstanding the foregoing rights, Tenant shall not be entitled to set-off such amounts against Rent due hereunder, and Tenant hereby expressly waives such right, unless and until Tenant shall have obtained a final judgment against Landlord with respect to Landlord's obligation under the Lease which Tenant alleges that Landlord failed to perform, and such right of set-off shall be applicable only to the amount of the judgment not paid within thirty (30) days and may be asserted by Tenant against installments of Rent thereafter coming due.

     (b) Following any termination of this Lease as a result of Landlord's default which continues beyond applicable grace or cure periods following notice where applicable, Tenant shall be entitled to recover from Landlord the unamortized value of the Tenant Improvements paid for with Tenant's Direct Payment Portion remaining to be amortized over the Initial Term of the Lease. Such amount, if not paid within ten (10) business days of Tenant's demand therefore, shall accrue interest at the Default Rate from the expiration of such ten (10) day period until paid in full.

     (c) Amounts due from Landlord to which the Default Rate has been applied shall continue to accrue interest at the Default Rate after entry of judgment and issuance of execution thereon until paid in full.

43.  MEMORANDUM OF LEASE.
     -------------------

Tenant, at its expense, shall be entitled to record a memorandum of lease which
Landlord shall execute and acknowledge.   Concurrently with the execution of
this Lease, Tenant and Landlord agree to execute such memorandum of lease along with a termination thereof, both of which shall be in form and substance sufficient to permit the recording of such instrument and otherwise reasonably acceptable to Landlord and Tenant. The termination of such memorandum of lease shall be held in escrow by Riley, Riper, Hollin & Colagreco, as escrow agent, until termination of this Lease, pursuant to a separate escrow agreement with respect to which the parties agree to negotiate in good faith promptly upon or following execution hereof. In the absence of such escrow agreement, the party designated as escrow agent shall hold such termination until the earlier of (a) receipt of a court order directing release of said termination or (b) written instructions from Landlord and Tenant directing the release of said termination.

44.  LANDLORD REPRESENTATIONS AND WARRANTIES.
     ---------------------------------------

     (a) Landlord, to induce Tenant to enter into this Lease, represents, warrants and agrees, as of the date first set forth above and the Commencement Date, as follows, which representations and warranties shall survive until one
(1) year after the Building and Leased Space are Substantially Completed:

           (i)    Title to the Property.  To Landlord's Knowledge, Landlord owns
                  ---------------------
the land upon which the Building is to be constructed ("Real Estate") and has good and marketable title of record thereto, free of any liens or encumbrance except for the Permitted Title Exceptions described on Exhibit "E" hereto.
                                                      -----------
Landlord's ownership of the Real Estate has never been challenged. No parties other than Landlord are required to execute or consent to this Lease.

           (ii)   No Third Party Rights.  There are no options, licenses,
                  ---------------------
leases, rights of first refusal, contracts for the sale of the Real Estate (including conditional sales agreements) or similar arrangements respecting the Real Estate other than as are to be entered with Tenant.

           (iii)  Condemnation.  Landlord has not received any notice or other
                  ------------
communication from any governmental unit or other body having the power of eminent domain indicating that any part of the Real Estate or other portion of Eagleview Corporate Center has been, will or may be condemned.

           (iv)   Proceedings.  No action, suit, or proceeding currently is
                  -----------
pending against the Real Estate or, to Landlord's Knowledge, any other portion of Eagleview Corporate Center in any court or before any board, commission agency or other governmental instrumentality. Landlord has not received written notice of any such threatened action, suit, or proceeding.

           (v)    Assessments; Public Improvements.  No assessments or notice of
                  --------------------------------
assessments for public improvements have been made against the Real Estate prior to the date of this Lease which have not been paid, other than impact fees which will be paid by Landlord, and no work has been commenced on new public improvements authorized by ordinances enacted prior to the date hereof which will result in an assessment against the Real Estate.

           (vi)   Zoning and Approvals.  The Real Estate is zoned planned
                  --------------------
commercial/industrial. All subdivision and land development approvals necessary for the creation of the Real Estate as a separate lot with direct access to a public road and for the construction of the Building on the Real Estate (collectively "Approvals") have been obtained and are in full force and effect as of this date. Landlord is in full compliance with all Approvals and, to Landlord's Knowledge, no condition or state of facts now exists which, with the giving of notice or expiration of applicable time period, could cause the invalidation, termination or revocation of any of the Approvals.

           (vii)  Soil.  To Landlord's Knowledge, the soil and subsurface of the
                  ----
Real Estate is suitable in all respects for the development of the Building.

           (viii) Flood Plain.  To Landlord's Knowledge, no portion of the Real
                  -----------
Estate is located within a special flood hazard area as documented in the "Department of Housing and Urban Development, Federal Insurance Administration Special Flood Hazard Area Maps."

           (ix)   Wetlands.  To Landlord's Knowledge: (a) no portion of the Real
                  --------
Estate is comprised of "wetlands" as defined under any Federal, state or local law, ordinance, regulation or ruling, and (b) no remediation or wetlands reconstruction is required on the Real Estate on account of the fill or relocation of any wetlands.

           (x)    Environmental.
                  -------------

                  (A)   Environmental Reports.  Landlord has delivered to Tenant
                        ---------------------
a true, correct and complete copy of the environmental report titled "Report of Findings Phase I Environmental Assessment of the Eagleview Development" which was prepared by SMC Environmental Services Group and bears the reference number 9939-91000 and date of June, 1992 ("Environmental Report"). The Environmental Report covers the Real Estate, and, to Landlord's Knowledge, no facts or circumstances have changed at the Real Estate which would make any potion of the Environmental Report incorrect or misleading.

                  (B)   Compliance; Permits.  To Landlord's Knowledge, as of the
                        -------------------
date of this Lease, the Real Estate is in compliance with all applicable Federal, state and local laws, regulations, ordinances, rulings , and directives relating to protection or regulation of the environment ("Environmental Laws") and with any permit or governmental authorization which relate to the Environmental Laws.

                  (C)   Underground Storage Tanks.  To Landlord's Knowledge, no
                        -------------------------
underground storage tanks are located on the Real Estate nor have any underground storage tanks been removed from the Real Estate.

           (xi)   Utilities.  The following utilities currently service the Real
                  ---------
Estate (or are available to service the Real Estate with appropriate connections): water, sewer, gas, telephone, electricity and conduits for fiber optics and cable. All approvals required for any necessary connections have been obtained and remain in full force and effect. All such utilities are available currently at the boundary of the Real Estate and are available without any limitation or allocation imposed by the utility provider or applicable governmental authorities.

           (xii)  Covenants.   The Amended and Restated Declaration of Easements
                  ---------
and Protective Covenants recorded in Deed Book 2074 at Page 240 as amended by a Supplement and

Clarification recorded in Deed Book 2363, page 499, a First Amendment recorded in Deed Book 2596, page 550, a Second Amendment recorded in Deed Book 3590, page 1986, a Third Amendment recorded in Deed Book 3672, page 579 and a Fourth Amendment recorded on Deed Book 4177, page 2306 (collectively, "Declaration") and the Rider to Lease or Agreement of Sale Regarding Industrial Waste Discharge Within Eagleview Corporate Center (which is referred to herein with the Declaration as the "Covenants"), constitute all of the protective covenants or similar agreements which effect Eagleview Corporate Center. Landlord represents and covenants that no private agreements exist which materially and adversely affect Tenant's rights under this Lease or an owner's rights under the Covenants, including the ability to seek enforcement thereof, nor will Landlord hereafter enter into any such agreement.

           (xiii) Discovery of Facts.  If, prior to the Commencement Date,
                  ------------------
Landlord acquires actual knowledge of any fact which would be required to be disclosed by Landlord to render its representations and warranties true, correct and complete, in all material respects, Landlord promptly shall disclose such fact to Tenant.

     (b) For purposes of this Section 44, the term (and similar terms) "to Landlord's Knowledge" shall mean to the best knowledge of Landlord's President, Executive Vice President and Director of Commercial Marketing (including without limitation knowledge deemed to be charged to Landlord by virtue of items and facts disclosed in the reports of consultants in Landlord's possession wherever located) such statement or fact is true and correct and such persons possess no information which make such statement or fact incomplete or misleading.

45.  RENEWAL OPTION.
     --------------

     (a) Tenant shall have the right and option to extend the term of this Lease for two (2) consecutive renewal terms, each of five (5) years duration. The first renewal term, if exercised, shall commence on the day immediately following the expiration of the Initial Term hereof, and the second renewal term, if exercised, shall commence on the date immediately following the expiration of the first renewal term. The option to extend, as well as the commencement of each renewal term, shall be conditioned on no uncured events of default by Tenant then existing.

     (b) Tenant shall exercise each renewal option only by delivering written notice of same to Landlord not later than one (1) year prior to the expiration of the then current term. Tenant's failure to timely exercise an option shall be deemed a waiver of all rights under this Section, in which event this Lease shall terminate upon expiration or earlier termination of the then current term.

     (c) Each renewal term, if exercised, shall be upon all of the terms and conditions of this Lease, except for provisions which, by their nature, are limited to the Initial Term and for the change in Minimum Annual Rent which (i) for the first renewal term, if exercised, shall be the greater of $15.00 per rentable square foot or 90% of the FMRV determined in accordance with Subsection
(d) below and (ii) for the second renewal term, if exercised, shall be the greater of $17.50 per rentable square foot or 90% of the FMRV determined in accordance with Subsection

(d) below. If, however, adjustment is made to the Minimum Annual Rent payable during the Initial Term as required by the Work Letter, the base rent per rentable square foot, being the $15.00 and $17.50 figures, shall be increased or decreased proportionately.

     (d)   Fair Rental Value Calculation.  The FMRV shall mean the fair market
           -----------------------------
rental rate per square foot of rentable area per year, calculated at the time of the determination of the FMRV and based on leases within Chester County for comparable space under comparable terms within comparable buildings at the time in question. Subject to the foregoing, the FMRV shall be determined as follows:

           (i) Not later than three (3) months nor sooner than six (6) months prior to the commencement of a renewal term, Landlord shall notify Tenant in writing of Landlord's estimate of the FMRV. Within ten (10) days following Landlord's notice of the FMRV, Tenant, by written notice to Landlord, either will accept Landlord's statement of the FMRV or notify Landlord of Tenant's estimate of the FMRV, if different from that set forth in Landlord's notice. In the absence of such timely notice by Tenant to Landlord, Tenant will be deemed to have accepted Landlord's statement of FMRV. If Tenant shall furnish a counter-estimate of the FMRV, Landlord, by written notice to Tenant within ten
(10) days after Landlord's receipt of Tenant's estimate, either may accept Tenant's estimate in writing or, without prejudice to any position, suggest alternative figures for the FMRV which are greater than Tenant's estimate thereof and less than Landlord's initial statement. In the absence of such timely notice by Landlord to Tenant, Landlord will be deemed to have accepted Tenant's statement of FMRV. If Landlord and Tenant shall not have an agreement as to the FMRV within thirty-five (35) days following Tenant's written notice to Landlord exercising a renewal right, FMRV shall be determined by appraisal as set forth in subsection (ii) below.

           (ii) If FMRV is to be determined by appraisal, such determination shall be by an appraiser who is a member of the American Institute of Real Estate Appraisers or its successor organization (M.A.I.), and who is agreed upon by Landlord and Tenant. If Landlord and Tenant are unable to agree upon an
appraiser within the time period specified in subsection (i)   above, then,
within five (5) days thereafter, each shall appoint a M.A.I. appraiser and the FMRV shall be the FMRV determined by such appraisers or the average thereof if their respective appraisals differ by ten percent (10%) or less. If either party shall fail to appoint an appraiser within the time provided, the FMRV determined by the appraiser timely appointed shall be the FMRV. If the appraisals delivered by the appraisers appointed by Landlord and Tenant differ by more than ten percent (10%), the appraisers so appointed shall appoint a third M.A.I. appraiser and the FMRV shall be the average of the appraisal delivered by the third appraiser and whichever of the appraisals previously delivered by the appraisers appointed by Landlord and Tenant is closer to the appraisal of the third appraiser. If the two appraisers are unable to agree upon a third appraiser within ten (10) days from the date the later of their two appraisals is delivered, such appointment, on application by either Landlord or Tenant, will be made by the then President of the Real Estate Board for Chester County or, if such person is unwilling or unable to make such appointment, by the American Arbitration Association or its successor organization acting through its office in Philadelphia or by its office located closest to Philadelphia. Landlord and

Tenant each shall pay the fees and expenses of the respective appraiser appointed by each of them and shall pay in equal shares the fees and expenses of the appraiser mutually agreed upon by Landlord and Tenant, or as may be appointed by the first two appraisers, the then President of the Real Estate Board for Chester County or the American Arbitration Association or its successor, as applicable.

           (iii) The determination of FMRV in accordance with this Section shall be conclusive and binding on Landlord and Tenant.

46.  SPACE RESERVATION AND EXPANSION OPTION.
     --------------------------------------

     (a) Tenant acknowledges that the Real Estate of which the Leased Space is a part has been approved for a Building of not more than 86,500 rentable square feet ("Total Building Area") and that, in accordance with this Lease, Landlord initially will construct only 48,400 rentable square feet of the Total Building Area. Landlord hereby agrees not to construct the balance of the Total Building Area for a period of five (5) years from the date of this Lease ("Reservation Period"), subject however to the following terms and conditions:

           (i) Landlord's agreement not to construct the balance of the Total Building Area not leased to Tenant hereby, consisting of 38,100 rentable square feet ("Expansion Space"), shall be conditioned upon Tenant's payment to Landlord, on an annual basis, of the following fee ("Reservation Fee"):

                  (A) On the Commencement Date of this Lease, the sum of $48,560; and

                  (B) On or before each anniversary of the Commencement Date, the amount of $48,560 increased by the percentage change, if any, in the CPI-U (Philadelphia SMSA) ("CPI Index") from the monthly index which is published immediately prior to the month in which the Commencement Date occurs to the monthly index which is published immediately prior to the month in which the anniversary of the Commencement Date occurs ("CPI Adjustment").

           (ii) Tenant shall have the option to release from the Expansion Space 19,050 square feet thereof (being one-half of the Expansion Space) which is contiguous to the Building ("Released Area") at any time during the Reservation Period by written notice to Landlord. If Tenant so notifies Landlord, the Reservation Fee for the balance of the Reservation Period to be paid by Tenant shall be reduced by one-half and the portion of the Reservation Fee paid by Tenant for such year shall be refunded to Tenant, pro-rated for the balance of such lease year remaining after the effective date of such release. Upon such release, Landlord, at any time thereafter, may expand the Building by the amount of the Released Area, but Landlord shall not be obligated to do so.

           (iii) Upon the earlier of (A) Tenant's failure to timely pay a Reservation Fee, (B) Tenant's written notice to Landlord that it has released all of its rights under this Section 46, or (C) the fifth (5th) anniversary of the Commencement Date, Tenant's rights under this Section shall be null and void, and Landlord, at any time thereafter, may complete the full construction of the Total Building Area, but Landlord shall not be obligated to do so.

           (iv) Any expansion of the Building shall be undertaken by Landlord in accordance with all applicable laws, regulations, codes, ordinances and requirements of Landlord's insurance underwriters, and in such manner so as to cause the exterior configuration and appearance thereof to be architecturally and aesthetically consistent with the Building as initially constructed. Such construction shall be performed in a good and workmanlike manner, using only new materials of at least equal quality and integrity as those included in the original Building. Such construction shall be undertaken in accordance with standard construction and safety practices and, during the course thereof, Landlord shall use reasonable efforts to minimize interference with Tenant's use and enjoyment of the Leased Space. At all times during the course of construction, Landlord guarantees that Tenant will have unimpeded access to the Leased Space and 193 parking spaces.

     (b)   During the Reservation Period, Tenant shall have the right, as to any portion of the Expansion Space not released by Tenant, to expand the Leased Space to include such portion of the Expansion Space; provided that if Tenant has not released any portion of the Expansion Space, Tenant agrees to lease at least 50% of the Expansion Space and if Tenant has released a portion of the Expansion Space, Tenant agrees to lease the balance of the Expansion Space. Such right shall be exercised by written notice delivered to Landlord, and upon receipt of such notice, the Leased Space shall be deemed to include the portion of the Expansion Space as to which Tenant has exercised such right, and Tenant's rights thereto shall be subject to all terms and conditions of this Lease except
that:  (i)   Tenant shall have no obligations with respect to the portion of the
Expansion Space so leased by Tenant (including without limitation Rent and Additional Rent), until such portion of the Expansion Space has been Substantially Completed as defined in this Lease, (ii) the Minimum Annual Rent payable with respect to the portion of the Expansion Space so leased by Tenant shall be calculated during the initial Term of this Lease at a rate of $11.50 per rentable square foot increased by the change in the CPI Index from the month in which the Commencement Date occurs to the month in which Substantial Completion of the Expansion Space occurs (or the month closest to each of such months if the CPI Index is not published for such month), and (iii) upon Substantial Completion, Tenant's Proportionate Share set forth in Section 3(a) of this Lease shall be adjusted to increase the rentable area of the Leased Space by the rentable area of the portion of the Expansion Space leased by Tenant. Landlord at no additional cost to Tenant agrees to deliver such Expansion Space to Tenant fit-out as 50% private office space and 50% open office space in accordance with Landlord's building - standard materials as defined in the Standard Specifications for Flex Buildings at Eagleview attached hereto as Exhibit "F" and based upon such space configuration as Landlord and
          -----------
Tenant agree, such approval not to be unreasonably withheld, delayed or conditional.

     (c)   Condition to Exercise of Rights.  A condition to Tenant's exercise
           -------------------------------
of its rights under this Section 46 shall be that no uncured notice of default exists under this Lease at the time of each exercise. A further condition to Tenant's exercise of its rights under Section 46(b) shall be that Tenant demonstrates to Landlord's reasonable satisfaction a financial condition which supports Tenant's obligations under this Lease for the total space which then will be leased by Tenant.

47.  RIGHT OF FIRST REFUSAL.
     ----------------------

     (a)   Rights Available to Tenant.  Upon expiration of the Reservation
           --------------------------
Period, if Tenant has not exercised its right to lease any portion of the Expansion Space prior to the expiration of the Reservation Period ("Available Space"), Landlord shall have the right to lease any portion of the Available Space completed or proposed to be built by Landlord, which leases may include within the terms thereof tenant renewal rights. Upon the expiration on each initial lease of the Available Space to a tenant other than Tenant ("Other Building Tenants"), Landlord agrees that Landlord will not enter into any renewal lease (unless expressly permitted by the terms of such lease) or new lease for any portion of the Available Space which becomes vacant, unless Landlord shall have complied with the following:

           (i) If Landlord desires to market or lease the Available Space, Landlord shall notify Tenant of such decision in writing ("Offer Notice") and shall offer to Tenant the opportunity to lease the space described in such Offer Notice ("RFR Parcel") on the same terms and conditions set forth in the Offer Notice. The Offer Notice shall be accompanied by a written lease proposal from Landlord and shall otherwise include all relevant information as to the terms of such offer. Tenant shall have fifteen (15) business days after receipt of the Offer Notice to notify Landlord in writing that it will lease the RFR Parcel from Landlord.

           (ii)   If (A)Tenant rejects or fails to respond to the Offer Notice
within the applicable period specified in subsection (i)   above, or (B)
Landlord and Tenant, despite reasonable, good faith efforts, do not execute a lease for the RFR Parcel within forty-five (45) days after Tenant's exercise of its rights hereunder, Landlord shall be entitled to lease the RFR Parcel pursuant to the applicable Offer Notice, upon substantially the same terms and conditions set forth in the Offer Notice; provided, however, that no such lease shall be made on other terms materially less favorable to Landlord than the terms set forth in the Offer Notice. If Landlord has not so leased the RFR Parcel on the terms specified in the Offer Notice (or on terms materially more favorable to Landlord) within one (1) year from delivery of the Offer Notice, Landlord shall not thereafter offer to lease or lease the RFR Parcel to any party (including the offeror named in the Offer Notice) without again complying with the provisions of this Section 47. All terms of this Section 47 shall apply to such revised Offer Notice, including Tenant's opportunity to respond to the revised Offer Notice within the applicable period specified above. If Landlord executes the lease contemplated by the Offer Notice within the parameters permitted by this subsection, Tenant's rights hereunder shall be null and void as to the RFR Parcel so leased, but shall continue to apply to the balance of the Available Space which does not constitute part of the

RFR Parcel. Otherwise, Tenant's rights hereunder shall expire with the termination of this Lease, as renewed.

     (b)   Condition to Exercise of Rights.  A condition to Tenant's exercise of
           -------------------------------
its rights under this Section shall be that no outstanding notice of default exists under this Lease at each time of exercise. The failure of such condition with respect to any one exercise of Tenant's rights shall not preclude Tenant's further exercise of its rights.

48.  RESTRICTION ON LEASING TO COMPETITORS.
     -------------------------------------

Landlord agrees that, for so long as this Lease is effective, Landlord will not lease any portion of the Expansion Space (a) to a tenant whose primary business or business to be operated from the Expansion Space is the research, development and commercialization of pharmaceutical products which treat viral diseases, or
(b) pursuant to a lease which permits such tenant to use Hazardous Substances in the Building without covenants with respect to Hazardous Substances which are at least as onerous as the covenants set forth in Section 5 hereof.

49.  CREDIT AGAINST LAND PURCHASE.
     ----------------------------

If Tenant or its affiliate shall purchase from Landlord or its affiliate any land which is now or hereafter a part of the Center other than the Real Estate, and such purchase shall close at a time when Tenant has leased the Total Building Area, the purchase price determined for such land shall be reduced by an amount equal to two percent (2%) of the Minimum Annual Rent to be paid by Tenant under the Lease for the Term (including exercised Renewals) following the date of closing on such land up to a maximum reduction equal to ten percent (10%) of the agreed upon purchase price prior to such reduction.

50.  CHANGE TO CPI INDEX.
     -------------------

If the CPI Index should be discontinued at any time during the Term of this Lease, Landlord shall select a substitute index which most closely approximates the CPI Index and which is reasonably acceptable to Tenant. Upon agreement as to such substitute index, all references to CPI Index shall be deemed to refer thereto. If the CPI Index shall not be published for the month required for comparison hereunder, the CPI Index published for the month closest and prior thereto shall be used.

51.  CERTAIN COVENANTS REGARDING THE DECLARATION
     -------------------------------------------

     (a) Unless an uncured event of default shall exist hereunder, Tenant shall be entitled to exercise all votes in the Association associated with the Real Estate as Landlord's agent or proxy. Landlord shall promptly provide copies to Tenant of all notifications received by Landlord from the Association.

     (b) Landlord and Tenant hereby agree that the approximately 7,700 square feet of the Leased Space reserved for future laboratory expansion space shall be characterized as additional warehouse space until actually used by Tenant for laboratory purposes.

52.  ADDITIONAL PERMITTED TITLE EXCEPTIONS
     -------------------------------------

     (a) Landlord and Tenant agree that utility easements may hereafter be granted as an encumbrance on the Real Estate without Tenant's prior consent
thereto provided (i)   that the terms and scope thereof are reasonable given the
nature of the easement and (ii) such utility easement is located underground and does not materially and adversely affect Tenant's use of, or current access to, the Leased Space, or signage locations, or reduce available parking from that required by municipal code. Except for such easements and amendments to the Covenants (adopted in accordance with the procedures applicable thereto), no encumbrances other than the Permitted Title Exceptions shall be granted during the Term hereof.

     (b) Landlord also shall have the right to grant a first mortgage encumbering the Real Estate and all improvements therein not owned by Tenant which mortgage secure loans made to Landlord in connection with the development and construction of improvements now or hereafter a part of the Real Estate, and refinancing of such loans, subject, however, at all times to Section 28 hereof. Landlord further covenants to Tenant to use commercially reasonable effort to have such mortgage holder agree that insurance proceeds or casualty awards shall be applied to restoration of the Real Estate and Building (including Tenant Improvements).

     (c) Tenant acknowledges and agrees that the Leased Space and Expansion Space (or portions thereof) may be made a part of a condominium intended to be created by Landlord for the entire Building, which condominium shall be exclusively limited to non-residential uses. Tenant shall reasonably cooperate with Landlord in its efforts to create such condominium, including without limitation, Tenant's execution of such documents and instruments as Landlord reasonably may require in order to effectuate the creation of such condominium, so long as Tenant incurs no cost or expense in connection therewith, and such documentation does not in any material way adversely affect Tenant's rights and obligations under this Lease or increase the amount of Tenant's Proportionate Share. It is intended that the Leased Space and each designated portion of the Expansion Space shall be a separate condominium unit, or a unit and limited
common elements appurtenant to such unit.   Landlord shall have the right to
grant mortgages as encumbrances on each unit of said condominium (whether as a single mortgage or as individual mortgages) and all improvements therein not owned by Tenant which mortgages secure loans made to Landlord in connection with the development and construction of improvements now or hereafter a part of the Real Estate, and refinancing of such loans, subject, however, at all times to
Section 28 hereof. Landlord further covenants to Tenant to use commercially reasonable effort to have each such mortgage holder agree that insurance proceeds or casualty awards shall be applied to restoration of the Real Estate and Building (including Tenant Improvements).

53.  SEWER CAPACITY ALLOCATION
     -------------------------

For so long as the Term of this Lease is effective, Landlord hereby reserves to the Real Estate a sewage capacity of 7,500 gpd and agrees not to allocate sewage capacity currently available to the Center pursuant to the Treatment Plant Expansion Agreement among Landlord, Uwchlan Township and the Uwchlan Township Municipal Authority dated ____, 1993 (undated but notarized January 10, 1994) ("Sewer Agreement") in any manner which would deprive the Real Estate of a sewage capacity of 7,500 gpd. Tenant covenants and agrees that during the Term of this Lease, it will not consume more that 4,000 gpd with respect to the Leased Space and not more than an aggregate of 7,500 gpd for the Leased Space and the Expansion Space if leased by Tenant.

54.  CALCULATION AND REIMBURSEMENT OF UNAMORTIZED VALUE OF DIRECT PAYMENT
     --------------------------------------------------------------------
     PORTION.
     -------

     (a) Whenever in this Lease reference shall be made to the unamortized value of Tenant's Direct Payment Portion, the same shall be calculated using a straight-line method of amortization over a ten (10) year term measured as of the Commencement Date.

     (b) Landlord shall have the right to pay a portion of amounts to be reimbursed by Landlord pursuant to Sections 2(b)(iv) and 18(c) by providing to Tenant, at a location designated by Tenant, the Tenant's Lab Equipment and the Landlord Priority Property, provided same are in the condition as existed on the date of installation, reasonable wear and tear and damage caused by Tenant excepted. If Landlord exercises such right and delivers such items in the condition aforesaid, a credit shall be deemed applied against amounts owed from Landlord in an amount equal to the unamortized value of such items, determined on a straight-line basis over a useful life of ten (10) years, measured as of the Commencement Date. The initial value of such items shall be as provided in the Work Letter and Section 36(b), as applicable.

     IN WITNESS WHEREOF, the parties have caused this Lease to be duly executed the day and year first above written, intending to be legally bound hereby.

                                 LANDLORD:

                                 THE HANKIN GROUP

                                 By: /s/ Robert S. Hankin
                                     ---------------------------------
                                     Robert S. Hankin, General Partner

                                 TENANT:

                                 VIROPHARMA INCORPORATED

                                 By: /s/ Thomas F. Doyle
                                     ---------------------------------
                                     Thomas F. Doyle, Executive
                                     Director, Counsel and Secretary